Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of

Evergreen Variable Annuity Trust

In planning and performing  our audits of the financial  statements of
 Evergreen
VA Balanced Fund,  Evergreen VA Core Bond Fund,  Evergreen VA Fundamental
  Large
Cap Fund,  Evergreen VA Growth Fund, Evergreen VA High Income Fund,
Evergreen VA
International  Equity Fund, Evergreen VA Omega Fund, Evergreen VA
Special Values
Fund and Evergreen VA Strategic Income Fund, each a series of Evergreen
Variable
Annuity Trust, as of and for the year ended December 31, 2005, in accordance with the standards of the Public Company Accounting Oversight
Board (United
States), we considered its internal control over financial reporting, including
control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Evergreen
 Variable
Annuity Trust's internal control over financial reporting. Accordingly, we express no such opinion.

The  management  of  Evergreen   Variable   Annuity  Trust  is
responsible  for
establishing   and  maintaining   effective   internal  control  over
 financial
reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of
controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in
accordance with U.S. generally  accepted  accounting  principles.
Such internal
control  includes  policies and  procedures  that provide  reasonable assurance
regarding  prevention or timely  detection of unauthorized  acquisition, use or
disposition  of a  company's  assets  that could  have a material  effect on the
financial statements.

Because of its inherent  limitations,  internal control over financial reporting
may not prevent or detect misstatements.  Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control  deficiency  exists when the design or operation of a control does not
allow management or employees, in the normal course of performing their assigned
functions,  to prevent or detect  misstatements on a timely basis. A significant
deficiency is a control deficiency, or combination of control deficiencies, that
adversely affects the company's ability to initiate,  authorize, record, process
or report  external  financial data reliably in accordance  with U.S.
  generally
accepted accounting  principles such that there is more than a remote likelihood
that a misstatement of the company's annual or interim financial statements that
is more than  inconsequential  will not be  prevented  or  detected.
 A material
weakness  is  a  significant   deficiency,   or   combination   of
  significant
deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented
or detected.

Our  consideration  of Evergreen  Variable Annuity Trust's internal control over
financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards
established by the Public Company  Accounting  Oversight Board (United
 States).
However, we noted no deficiencies in Evergreen Variable Annuity Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2005.

This report is intended solely for the information and use of management and the
Board of Trustees of Evergreen  Variable  Annuity Trust and the
Securities  and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Boston, Massachusetts
February 10, 2006